Exhibit 99.1

Terns Announces Pricing of Upsized $650 Million Public Offering

December 9, 2025

FOSTER CITY, Calif., Dec. 9, 2025 (GLOBE NEWSWIRE) — Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage oncology company, today announced the pricing of its upsized underwritten public offering of 16,250,000 shares of its common stock at a public offering price of $40.00 per share, before underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Terns, are expected to be $650 million, excluding any exercise of the underwriters’ option to purchase additional shares. Terns has granted the underwriters a 30-day option to purchase up to an additional 2,437,500 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on December 11, 2025, subject to customary closing conditions. All of the securities are being offered by Terns.

Jefferies, TD Cowen and Leerink Partners are acting as lead book-running managers for the proposed offering. Mizuho, Citizens Capital Markets and Oppenheimer & Co. are also acting as co-managers for the proposed offering.

Terns intends to use the net proceeds from the proposed offering to fund research, clinical trials, development and manufacturing of key product candidates, including TERN-701, initial activities in preparation for the potential future commercial launch of TERN-701 and for working capital and general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-292016) relating to the securities offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2025 and automatically became effective on such date. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement, final prospectus supplement, and accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at 877-821-7388 or by email at prospectus_department@jefferies.com, TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com, or Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 1-800-808-7525 ex. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state or other jurisdiction.

About Terns Pharmaceuticals

Terns Pharmaceuticals is a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our lead program TERN-701 is a highly selective, allosteric BCR-ABL inhibitor with a potentially best-in-disease profile that could meaningfully improve upon the efficacy, safety and convenience of existing treatments for CML.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including the anticipated closing date of the proposed public offering and the Company’s anticipated use of proceeds of the proposed public offering and the potential clinical profile and relative benefits of TERN-701. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company and the offering, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, and its preliminary prospectus supplement. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com